As filed with the Securities and Exchange Commission on November 19, 2021

Registration No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

Transphorm, Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	82-1858829
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
75 Castilian Drive Goleta, CA 93117 (805) 456-1300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC
1013 Centre Road, Suite 403-B
Wilmington, DE 19805
(302) 497-7115
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Erika Muhl
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
____________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	9,184,001	$7.94	$72,920,968	$6,760

(1)    Represents shares offered by the selling stockholders consisting of (a) 7,600,000 outstanding shares of the registrant’s common stock and (b) 1,584,001 shares of the registrant’s common stock issuable upon the exercise of outstanding warrants to purchase the registrant’s common stock. Includes an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low prices of the registrant’s common stock on November 16, 2021, as reported by the OTC Markets.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 19, 2021

PRELIMINARY PROSPECTUS

Transphorm, Inc.

9,184,001 Shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified herein, from time to time in one or more offerings, of up to 9,184,001 shares of our common stock, which consists of (i) 1,000,000 shares of common stock privately issued to a selling stockholder on August 13, 2021 (the “August Placement”), (ii) 209,000 shares of common issuable upon the exercise of warrants issued to a selling stockholder in connection with the August Placement, (iii) an aggregate of 6,600,000 shares of common stock privately issued to the selling stockholders on November 5 and 9, 2021 (the “November Placement”), and (iv) 1,375,001 shares of common stock issuable upon the exercise of warrants issued to the selling stockholders in connection with the November Placement.

The selling stockholders or their permitted transferees or other successors-in-interest may, but are not required to, sell the shares of our common stock offered by this prospectus from time to time in a number of different ways and at varying prices as determined by the prevailing market price for shares or in negotiated transactions. See “Plan of Distribution” on page 12 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will receive proceeds from the cash exercise of the warrants which, if exercised for cash with respect to all of the 1,584,001 shares of common stock underlying such warrants at the exercise price per share of $6.00, would result in gross proceeds to us of approximately $9.5 million. We have agreed to pay certain expenses related to the registration of the offer and sale of the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares.

Our common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc. (“OTCQX”) under the symbol “TGAN.” On November 18, 2021, the last reported sale price of our common stock on the OTCQX was $7.30 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and “smaller reporting company” as defined under the federal securities laws, and, as such, are eligible for reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” starting on page 4 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the common stock described in this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus or contained in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in, or incorporated by reference into, this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of securities. Our business, financial condition, operating results and prospects may have changed since that date.

You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

For investors outside the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Transphorm,” the “Company,” “we,” “our,” “us,” or similar terms refer to Transphorm, Inc. and its subsidiaries. When we refer to “you” we mean the potential holders of the shares of our common stock.

THE COMPANY

We are a global semiconductor company founded in 2007. We are a pioneer, and a market and technology leader, in the wide-bandgap gallium nitride (“GaN”) power electronics field for high voltage power conversion applications. We deliver high quality and reliable GaN devices with high performance, while providing application design support to a growing customer base. Our GaN devices allow customers to design smaller, lighter and cooler power systems that create increased functional value in end products including smartphone power adapters, smartphone chargers, power supplies for datacenter servers and automotive electric vehicles, among other applications. We deploy our unique vertically integrated innovation model that leverages one of the industry’s most experienced GaN engineering teams (with over 300 years of combined experience) at every development stage: device design, materials growth, device fabrication, packaging, circuits and application support. This approach is backed by one of the GaN power industry’s largest intellectual property portfolios with access to over 1,000 world-wide patents. Our innovations are designed to move power electronics beyond the limitations of silicon and provide our customers with the potential to achieve higher efficiency (e.g., titanium-class performance in power supplies), higher power density and, in some designs, an overall lower system cost.

We were originally incorporated as Peninsula Acquisition Corporation in the State of Delaware on May 31, 2017. Prior to February 12, 2020, we were a “shell company” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no specific business plan or purpose. On February 12, 2020, our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., a corporation incorporated in the State of Delaware on April 22, 2019, merged with and into Transphorm, Inc., a corporation incorporated in the State of Delaware on February 22, 2007. Transphorm Technology, Inc. (“Transphorm Technology”) was the surviving corporation in the merger and became our wholly owned subsidiary. Immediately following the merger, the business of Transphorm Technology became our business and we changed our corporate name to Transphorm, Inc. In accordance with “reverse merger” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the merger were replaced with the historical financial statements of Transphorm Technology in our filings with the SEC made subsequent to the merger.

Our principal executive offices are located at 75 Castilian Dr., Goleta, California 93117. Our telephone number is (805) 456-1300.

THE OFFERING

Issuer	Transphorm, Inc.

Common Stock Offered by Selling Stockholders	Up to 9,184,001 shares

Use of Proceeds
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will receive proceeds from any cash exercise of warrants to purchase the shares included in the shares that are being offered by the selling stockholders hereunder. We intend to use the net proceeds, if any, from the cash exercise of the warrants for general corporate purposes.

Risk Factors
Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Market for Common Stock	Our common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc. under the symbol “TGAN.”

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest, you should carefully consider the risk and uncertainties described under “Part I. Item 1A—Risk Factors” in our Transition Report on Form 10-K, filed with the SEC on June 24, 2021, and “Part II. Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q, filed with the SEC on November 15, 2021, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and the documents incorporated by reference herein. If any of these risks actually occur, our business, operating results and financial condition could be materially and adversely impacted, the market price of our common stock could decline and you could lose all or part of your investment. The risks and uncertainties described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and financial results and the value of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

We will receive proceeds from the cash exercise of the warrants which, if exercised for cash with respect to all of the 1,584,001 shares of common stock underlying such warrants at the exercise price per share of $6.00, would result in gross proceeds to us of approximately $9.5 million. There can be no assurance that any of the warrants will be exercised by the selling stockholders or that they will exercise the warrants for cash instead of using the cashless exercise feature.

We intend to use the net proceeds, if any, from the cash exercise of the warrants for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to these documents, which were filed with the SEC and are referenced in the exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 755,000,000 shares, with a par value of $0.0001 per share, of which:

•750,000,000 shares are designated as common stock; and

•5,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding convertible preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of convertible preferred stock.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Fully Paid and Non-Assessable

All issued and outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of Delaware law and certain provisions included in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series and the powers, preferences, or relative, participation, optional, and other special rights, if any, and any qualifications, limitations, or restrictions, of the shares of such series.

Classified Board

Our certificate of incorporation provides that our board of directors shall be divided into three classes of directors, with the classes as nearly equal in number as practicable, and with the directors serving three-year terms. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board of directors. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors is, and will continue to be, fixed exclusively pursuant to a resolution adopted by our board of directors.

Removal of Directors

Our certificate of incorporation provides that stockholders may only remove a director for cause by a vote of no less than a majority of the shares present in person or by proxy at the meeting and entitled to vote.

Director Vacancies

Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer), or our board of directors acting pursuant to a resolution adopted by board members constituting a majority of the total number of authorized directorships.

Advance Notice Procedures for Director Nominations

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Action by Written Consent

Our certificate of incorporation and bylaws provide that any action to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

Amending Our Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class, is required to amend certain provisions of our certificate of incorporation. Our bylaws may be adopted, amended, altered or repealed by stockholders only upon approval of at least 66 2/3% of the total voting power of the outstanding shares of all classes of capital stock entitled to vote thereon, voting together as a single class. Additionally, our certificate of incorporation provides that our bylaws may be amended, altered or repealed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of any exchange upon which our common stock may become listed, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Jurisdiction

Our bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware, is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee to us or our stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”) or our certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except, in each case, (A) any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than such court, or (C) for which such court does not have subject matter jurisdiction. Our bylaws also provide that unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

Business Combinations with Interested Stockholders

We have opted out of Section 203 of the DGCL. However, our certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and by the affirmative vote of holders of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset, or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions (including a provision that provides that KKR Phorm Investors L.P. and certain of its affiliates and any of their direct or indirect transferees and any group as to which such persons are a party shall not be deemed to be “interested stockholders”), an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. For example, under certain circumstances, our charter provisions regarding certain “business combinations” will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions may also have the effect of preventing changes in management or in our board of directors. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock is Philadelphia Stock Transfer, Inc. The transfer agent and registrar’s address is 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 9,184,001 shares of our common stock (including 1,584,001 shares of common stock issuable upon exercise of outstanding warrants) by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their transferees, pledges, donees or other successors in interest who may acquire shares from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. Information concerning the selling stockholders may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.

The table below sets forth (i) the name of each selling stockholder, (ii) the number of shares of common stock beneficially owned by each selling stockholder as of November 12, 2021, (iii) the number of shares of common stock offered by each selling stockholder hereunder, (iv) the number of shares of common stock beneficially owned by each selling stockholder following the completion of this offering (assuming each selling stockholder sells all of the shares of our common stock covered by this prospectus), and (v) the percentage of common stock beneficially owned by each selling stockholder following the completion of this offering (assuming each selling stockholder sells all of the shares of our common stock covered by this prospectus), based on 51,393,770 shares of our common stock outstanding as of November 12, 2021.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will be offered for sale. Because each selling stockholder may dispose of all, none or some portion of the shares of common stock covered by this prospectus, no estimate can be given as to the number of shares that will be beneficially owned by a selling stockholder upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of their shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. For purposes of the table below, however, we have assumed that after termination of this offering, none of the shares of common stock registered for resale under this prospectus will be beneficially owned by the selling stockholders, and we have further assumed that the selling stockholders will not acquire beneficial ownership of any additional shares of common stock during this offering.

The footnote disclosure following the table sets forth the nature of any position, office or other material relationship, if any, that each of the selling stockholders has had within the past three years with us or with any of our predecessors or affiliates. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Before this Offering	Shares of Common Stock Offered by this Prospectus(2)	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Shares of Common Stock Beneficially Owned After this Offering
KKR Phorm Investors L.P.(3)	22,988,480	1,208,333	21,780,147	41.89%
SAS Capital Co., Ltd.(4)	4,834,000	3,625,667	1,208,333	2.27%
Entities affiliated with AIGH Investment Partners, LP(5)	5,310,625	3,540,417	1,770,208	3.29%
HLH Holdings LLC(6)	27,188	18,125	9,063	*
Woodcourt Capital LLC(7)	9,063	6,042	3,021	*
The Hewlett Fund LP(8)	906,250	604,167	302,083	*
Globis Capital Partners, LP(9)	271,875	181,250	90,625	*

* Less than 1%

(1)    This table and information in the notes below are based upon information supplied to us by the selling stockholders.

(2)    Includes shares issuable to the selling stockholders upon exercise of outstanding warrants.

(3)    KKR Phorm Investors L.P. (“Phorm”) is our largest stockholder. Pursuant to the terms of a stockholders agreement we are party to with Phorm, Phorm has the right to nominate (i) a majority of our board of directors so long as it beneficially owns at least 40% of our then-outstanding shares of common stock, (ii) 33% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 20% but less than 40% of our then-outstanding shares of common stock, and (iii) 10% of the directors (rounded up to the nearest whole number) so long as it beneficially owns at least 10% but less than 20% of our then-outstanding shares of common stock. The number of shares beneficially owned consists of (i) 22,175,980 shares of common stock held by Phorm, (ii) 208,333 shares of common stock issuable upon exercise of outstanding warrants held by Phorm, (iii) 500,000 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 104,167 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). KKR Phorm Investors GP LLC, as the general partner of Phorm; KKR Group Partnership L.P., as the sole member of KKR Phorm Investors GP LLC; KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P.; KKR & Co. Inc., as the sole shareholder of KKR Group Holdings Corp.; KKR Management LLP, as the Series I preferred stockholder of KKR & Co. Inc.; and Messrs. Henry R. Kravis and George R. Roberts, as founding partners of KKR Management LLP, may be deemed to be the beneficial owners with respect to the shares directly owned by Phorm. Eiji Yatagawa is a member of our board of directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 30 Hudson Yards, New York, NY 10001. The principal business address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)    The number of shares beneficially owned consists of (i) 3,000,000 shares of common stock held by SAS Capital Co., Ltd. (“SAS”), (ii) 625,667 shares of common stock issuable upon exercise of outstanding warrants held by SAS, (iii) 1,000,000 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 208,333 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). Ms. Doris Hsu has voting and investment control over the securities held by SAS. The principal business address of SAS and Ms. Hsu is 2 F., No. 1, Sec. 2, Ligong 1st Rd., Wujie Township, Yilan County 26841, Taiwan (R.O.C.).

(5)    The number of shares beneficially owned consists of: (i) 1,965,030 shares of common stock held by AIGH Investment Partners, LP (“AIGH LP”); (ii) 409,381 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LP; (iii) 982,515 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares; (iv) 204,691 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii); (v) 428,655 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – AIGH Series (“AIGH Series”); (vi) 89,303 shares of common stock issuable upon exercise of outstanding warrants held by AIGH Series; (vii) 214,327 shares of common stock that may be acquired by AIGH Series in the future upon exercise of a right to purchase such shares; (viii) 44,652 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (vii); (ix) 156,315 shares of common stock held by WVP Emerging Manager Onshore Fund, LLC – Optimized Equity Series (“OE Series”); (x) 32,566 shares of common stock issuable upon exercise of outstanding warrants held by OE Series; (xi) 78,157 shares of common stock that may be acquired by OE Series in the future upon exercise of a right to purchase such shares; (xii) 16,283 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (xi); (xiii) 380,000 shares of common stock held by AIGH Investment Partners, LLC (“AIGH LLC”); (xiv) 79,167 shares of common stock issuable upon exercise of outstanding warrants held by AIGH LLC; (xv) 190,000 shares of common stock that may be acquired by AIGH LLC in the future upon exercise of a right to purchase such shares; and (xvi) 39,583 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (xv).. Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), which is an advisor with respect to the securities held by AIGH LP and a sub-advisor with respect to the securities held by AIGH Series and OE Series, and has voting and investment control over the securities held by AIGH LP, AIGH Series, OE Series and AIGH LLC. The principal business address of Mr. Hirschman and each of the entities identified in this footnote is 6006 Berkeley Avenue, Baltimore, MD 21209.

(6)    The number of shares beneficially owned consists of (i) 15,000 shares of common stock held by HLH Holdings LLC (“HLH”), (ii) 3,125 shares of common stock issuable upon exercise of outstanding warrants held by HLH, (iii) 7,500 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 1,563 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). Mr. Aaron Martin has voting and investment control over the securities held by HLH. The principal business address of HLH and Mr. Martin is 2305 Whitley Road, Baltimore, MD 21209.

(7)    The number of shares beneficially owned consists of (i) 5,000 shares of common stock held by Woodcourt Capital LLC (“Woodcourt”), (ii) 1,042 shares of common stock issuable upon exercise of outstanding warrants held by Woodcourt, (iii) 2,500 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 521 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). Mr. Yitzchak Jacobovitz has voting and investment control over the securities held by Woodcourt. The principal business address of Woodcourt and Mr. Jacobovitz is 2720 Woodcourt Road, Baltimore, MD 21209.

(8)    The number of shares beneficially owned consists of (i) 500,000 shares of common stock held by The Hewlett Fund LP (“Hewlett”), (ii) 104,167 shares of common stock issuable upon exercise of outstanding warrants held by Hewlett, (iii) 250,000 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 52,083 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). Mr. Martin Chopp has voting and investment control over the securities held by Hewlett. The principal business address of Hewlett and Mr. Chopp is 100 Merrick Rd – Suite 400W, Rockville Centre, NY 11570.

(9)    The number of shares beneficially owned consists of (i) 150,000 shares of common stock held by Globis Capital Partners, LP (“Globis”), (ii) 31,250 shares of common stock issuable upon exercise of outstanding warrants held by Globis, (iii) 75,000 shares of common stock that may be acquired in the future upon exercise of a right to purchase such shares, and (iv) 15,625 shares of common stock issuable upon exercise of a warrant that may be acquired in the future in connection with the purchase of the shares of common stock described in clause (iii). Mr. Paul Packer has voting and investment control over the securities held by Globis. The principal business address of Globis and Mr. Packer is 7100 W. Camino Real, Suite 302-48, Boca Raton, FL 33433.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership or other distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•in the over-the-counter market;

•in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•through agents;

•through one or more underwriters in a public offering on a firm commitment or best-efforts basis;

•through the settlement of short sales (including short sales “against the box”), in each case subject to compliance with the Securities Act and other applicable laws;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•in other ways not involving market makers or established trading markets;

•by pledge to secure debts and other obligations;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of these provisions, including the requirements of Rule 144(i) applicable to former “shell companies.”

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successor in interest as a selling stockholder under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale or other disposition of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale or other disposition of the common stock covered by this prospectus will be the price at which the shares of common stock are sold or otherwise disposed of, less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by a holder thereof.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum amount of any compensation to be received by any FINRA member will not be greater than an amount that is considered fair and reasonable for the sale of any securities being registered. The selling stockholders have informed us that they do not as of the date hereof have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have also agreed to keep the registration statement of which this prospectus is a part effective for up to three years from the date it is declared effective by the SEC.

Once sold under the registration statement of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters in connection with the offered shares of common stock will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements as of March 31, 2021, December 31, 2020 and December 31, 2019 and for the three months ended March 31, 2021 and each of the two years in the period ended December 31, 2020 included in the Transition Report on Form 10-K of Transphorm, Inc. filed on June 24, 2021, have been incorporated by reference herein in reliance upon the report (which contains an explanatory paragraph that raises substantial doubt about the Company’s ability to continue as a going concern) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including Transphorm, Inc., who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our SEC filings are also available on our website: http://www.transphormusa.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•our Transition Report on Form 10-K for the transition period from January 1, 2021 to March 31, 2021 (the “10-KT”), filed with the SEC on June 24, 2021;

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2021 and September 30, 2021, filed with the SEC on August 16, 2021 and November 15, 2021, respectively;

•our Current Reports on Form 8-K filed with the SEC on April 23, 2021, May 13, 2021, May 24, 2021, June 30, 2021, July 26, 2021, August 16, 2021, October 7, 2021, October 20, 2021, November 9, 2021 and November 10, 2021; and

•the description of our common stock contained in our registration statement on Form 10, filed with the SEC on August 29, 2017, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all future reports and other documents (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) on and after the date of this prospectus but prior to the termination or completion of the offering of shares of common stock under this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for these documents to Transphorm, Inc., 75 Castilian Drive, Goleta, CA 93117; Attention: Chief Financial Officer (telephone (805) 456-1300). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$6,760
Accounting fees and expenses	20,000
Legal fees and expenses	50,000
Transfer agent and registrar fees	5,000
Miscellaneous	5,000
Total	$86,760

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our amended and restated bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

In addition to the indemnification obligations required by our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents.

We have also entered into an indemnity agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the merger of our wholly owned subsidiary, Peninsula Acquisition Sub, Inc., with and into Transphorm Technology, Inc. (the “Merger”) and certain related transactions.

We also entered into a separate indemnification agreement with KKR Phorm Investors L.P. (“Phorm”), pursuant to which we agreed to indemnify Phorm and its affiliates (including their respective directors, officers, managers, controlling persons and employees) and the members of our board of directors designated by Phorm (each, a “Phorm Designee”) against liabilities arising in connection with, among other things, (i) Phorm’s acquisition and ownership of our common stock and involvement in the Merger, (ii) Phorm and its affiliates’ provision of financial advisory, investment banking, syndication, monitoring and management consulting services to us and/or our subsidiaries (including in connection with any future offer or sale of securities of us or any of our subsidiaries), and (iii) any Phorm Designee’s service on our board of directors or the board of directors of any of our subsidiaries.

We have obtained and expect to maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these amended and restated certificate of incorporation provisions, amended and restated bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

Item 16. Exhibits

		Filed with this Registration Statement	Incorporated by Reference
Exhibit Number	Exhibit Description		Form	Exhibit No.	Filing Date	SEC File No.
3.1	Amended and Restated Certificate of Incorporation of the Registrant		10-Q	3.1	August 11, 2020	000-55832
3.2	Amended and Restated Bylaws of the Registrant		8-K	3.1	June 3, 2020	000-55832
4.1	Specimen common stock certificate of the Registrant		10-K	4.4	March 12, 2021	000-55832
4.2	Warrant to Purchase Shares of Common Stock, dated August 13, 2021, issued to SAS Capital Co., Ltd.		10-Q	4.1	November 15, 2021	000-55832
4.3	Form of Warrant to Purchase Shares of Common Stock, issued November 5, 2021 and November 9, 2021		8-K	4.1	November 9, 2021	000-55832
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation	X
10.1	Form of Securities Purchase Agreement, dated November 5, 2021 and November 9, 2021		8-K	10.1	November 9, 2021	000-55832
10.2	Form of Registration Rights Agreement, dated November 5, 2021		8-K	10.2	November 9, 2021	000-55832
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm	X
23.2	Consent of Wilson Sonsini Goodrich & Rosati (contained in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page hereto)	X

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on November 19, 2021.

Transphorm, Inc.

By:	/s/ Mario Rivas
Mario Rivas
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mario Rivas and Cameron McAulay and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mario Rivas	Chief Executive Officer and Director	November 19, 2021
Mario Rivas	(Principal Executive Officer)

/s/ Cameron McAulay	Chief Financial Officer	November 19, 2021
Cameron McAulay	(Principal Financial and Accounting Officer)

/s/ Julian Humphreys	Director	November 19, 2021
Julian Humphreys

/s/ Katharina McFarland	Director	November 19, 2021
Katharina McFarland

/s/ Umesh Mishra	Chief Technology Officer and Director	November 19, 2021
Umesh Mishra

/s/ Cynthia Moreland	Director	November 19, 2021
Cynthia Moreland

/s/ Kelly Smales	Director	November 19, 2021
Kelly Smales

/s/ Eiji Yatagawa	Director	November 19, 2021
Eiji Yatagawa